UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2005

Convergys Corporation

(Exact name of registrant as specified in its charter)

Ohio	001-14379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street, Cincinnati, Ohio 45202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2005, the Compensation Committee of the Board of Directors approved an increase in the annual salary of David F. Dougherty, who was elected to the position of President and Chief Operating Officer of Convergys on September 6, to $545,000. Mr. Dougherty’s annual incentive bonus target was also increased, however, the performance criteria that will be used to determine the actual bonus payout remains unchanged. Mr. Dougherty also received a grant of 75,000 shares of restricted stock under the Convergys Corporation Long Term Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Document
10.1	Form Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/S/ WILLIAM H. HAWKINS II
William H. Hawkins II
Senior Vice President, General Counsel and
Secretary

Date: September 15, 2005

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Form Restricted Stock Award Agreement.